Exhibit 99.1

EYE and Ace Marketing & Promotions Launch a Mobile Proximity Marketing Network in Shopping Malls

For Immediate Release
June 22, 2010

New York, NY - (MARKET WIRE) Leading Out-of-Home mall media specialist, EYE, and Ace Marketing & Promotions, Inc. (OTCBB: AMKT) announce today they have partnered to launch a Mobile Proximity Marketing mall network in EYE mall properties. Ace’s Mobile Proximity Marketing technology is designed to allow advertisers in EYE malls to reach on-the-go shoppers on their mobile devices with rich media content delivered via Bluetooth or Wi-Fi. The technology, which allows advertisers to reach their desired demographic with hyper-targeted messages, has been embedded in the digital Eyelite units strategically placed in high traffic, high dwell-time areas of the mall, including entrance, food court and escalator locations.

The product is available via EYE’s digital mall network in New York, New Jersey, California, Colorado and Arizona. The technology will also be installed in all digital units at the new Santa Monica Place, reopening in August 2010. EYE also plans to incorporate it in additional malls across the country.

EYE Shop Sr. Vice President Jeff Gunderman said, “Mobile Proximity Marketing gives EYE the opportunity to make our advertisements interactive and offer our clients reporting about the engagement rates of consumers with their ads.  True ROI reporting will enhance the value of advertising in the mall space. It is a fantastic complement to the existing advertising medium.”

Dean Julia, Ace CEO added: “We have had great success with this technology with a wide range of past clients such as Macy's. Collectively, the 10 malls in this initial rollout represent approximately 10 million consumer visits per month. That gives us a tremendous opportunity to deliver relevant adverting content. As we continue to roll out in additional malls throughout EYE’s portfolio, we feel this partnership can create a national advertising network that can rival any other advertising medium available.”

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ABOUT ACE MARKETING & PROMOTIONS, INC. (OTCBB: AMKT)

Established in 1998, Ace Marketing & Promotions Inc. is a New York based, full-service promotional marketing company offering a wide array of business solutions, which include: Branding and Branded Merchandise, Website Development, Mobile Marketing Solutions, and Direct Relationship Marketing Solutions. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Ace's Corporate Overview is available at www.acemarketing.net on the "About Us" tab. Ace has recently added several new revenue stream models. The long-term strategic plan is for Ace to find new opportunities while leveraging its core competencies. For a demo of Ace's Proximity Marketing you can visit: http://www.acemarketingdemo.com or http://www.proximitymarketingus.com.

ABOUT EYE

EYE has offices and Out-of-Home media businesses operations in Australia, New Zealand, Indonesia, Singapore, the United Kingdom and the United States of America. Eye Corp Pty Ltd. is a wholly-owned subsidiary of Ten Network Holdings Limited, a publicly listed company, which operates Australia’s TEN television network. For more information you can visit: http://www.eyecorp.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:
Ace Marketing & Promotions, Inc.	EYE
Legend Securities, Inc.	Jeff Gunderman
Thomas Wagner	Sr. Vice President, Eye Shop
800-385-5790 x152	Ph: +1 646-871-4430
718-233-2600 x152	E: jeffgunderman@eyecorp.com
twagner@legendsecuritiesinc.com